Exhibit 10.1

AMENDMENT NO. 1

TO THE MANAGEMENT AGREEMENT

This Amendment (the “Amendment”) dated effective as of January 1, 2016 to the MANAGEMENT AGREEMENT made as of the 31st day of December 2014 (the “Management Agreement”), among CERES MANAGED FUTURES LLC, a Delaware limited liability company (the “General Partner”), MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL L.P., a Delaware limited partnership (the “Partnership”) and SECOR CAPITAL ADVISORS, L.P., a Delaware limited partnership (the “Advisor”, and together with CMF and the Partnership, the “Parties”).

W I T N E S S E T H:

WHEREAS, the General Partner, the Partnership and the Advisor wish to amend the Management Agreement to decrease the Advisor’s management fee compensation.

NOW, THEREFORE, the parties agree as follows:

1.	Interpretation

Capitalized and other defined terms used in this Amendment and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Agreement. In the event of any inconsistency between this Amendment and the Agreement, the terms of this Amendment shall prevail.

2.	Amendment

(a)    Section 3(a) of the Management Agreement shall be deleted in its entirety and replaced by the following:

“In consideration of and as compensation for all of the services to be rendered by the Advisor to the Partnership under this Agreement, the Partnership shall pay the Advisor (i) an incentive fee payable quarterly equal to 20% of New Trading Profits (as such term is defined below) earned by the Advisor for the Partnership (“Incentive Fee”) and (ii) a monthly fee for professional management services equal to 1/12 of 1.75% (1.75% per year) of the Net Assets of the Partnership allocated to the Advisor as of the opening of business on the first day of each calendar month commencing with the month in which the Partnership begins to receive trading advice from the Advisor pursuant to this Agreement (“Management Fee”).”

(b)    The foregoing amendment shall take effect as of the 1st day of January 2016.

3.	Full Force and Effect

Except as otherwise provided in this Amendment, the Management Agreement remains unchanged and in full force and effect.

4.	Counterparts; Valid Agreement

This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original amendment agreement, and all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered either in hard copy originals or in scanned copies which, in either case, shall constitute a valid amendment agreement.

5.	Governing Law

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first above written.

CERES MANAGED FUTURES LLC

By	/s/ Patrick T. Egan
Patrick T. Egan
President & Director

MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL L.P.

By: Ceres Managed Futures LLC, its general partner

By	/s/ Patrick T. Egan
Patrick T. Egan
President & Director

SECOR CAPITAL ADVISORS, L.P.

By	/s/ Raymond Iwanowski
Name:	Raymond Iwanowski
Title:	Managing Principal